Exhibit 21.1
SUBSIDIARY COMPANIES OF CBIZ, INC.
DECEMBER 31, 2007

Company Name	State of Formation
CBIZ Accounting, Tax & Advisory of Atlanta, LLC	DE
CBIZ Accounting, Tax & Advisory of Boca Raton, LLC	DE
CBIZ Accounting, Tax & Advisory of Chicago, LLC	DE
CBIZ Accounting, Tax & Advisory of Colorado, LLC	DE
CBIZ Accounting, Tax & Advisory of Columbia, Inc.	OH
CBIZ Accounting, Tax & Advisory of Kansas City, Inc.	OH
CBIZ Accounting, Tax & Advisory of Maryland, LLC	DE
CBIZ Accounting, Tax & Advisory of Naperville, LLC	DE
CBIZ Accounting, Tax & Advisory of New York, LLC	DE
CBIZ Accounting, Tax & Advisory of Northern California, LLC	DE
CBIZ Accounting, Tax & Advisory of Ohio, LLC	DE
CBIZ Accounting, Tax & Advisory of Orange County, LLC	DE
CBIZ Accounting, Tax & Advisory of Phoenix, LLC	DE
CBIZ Accounting, Tax & Advisory of St. Louis, LLC	DE
CBIZ Accounting, Tax & Advisory of San Diego, LLC	DE
CBIZ Accounting, Tax & Advisory of South Florida, LLC	DE
CBIZ Accounting, Tax & Advisory of Topeka, LLC	DE
CBIZ Accounting, Tax & Advisory of Utah, LLC	DE
CBIZ Accounting, Tax & Advisory of Wichita, LLC	DE
CBIZ Accounting, Tax & Advisory Services, LLC	DE
CBIZ Accounting, Tax & Advisory, LLC	DE
CBIZ Acquisition A, LLC	DE
CBIZ Beatty Satchell, LLC	DE
CBIZ Benefits & Insurance Services, Inc.	MO
CBIZ BVKT, LLC	DE
CBIZ Financial Solutions, Inc.	MD
CBIZ Flex, Inc.	OH
CBIZ Gebcorp, Inc.	GA
CBIZ Gibraltar Real Estate Services, LLC	DE
CBIZ Harborview, LLC	DE
CBIZ Insurance Services, Inc.	MD
CBIZ KA Consulting Services, LLC	DE
CBIZ Kessler Government Relations, LLC	DE
CBIZ MMP of Texas, LLC	TX
CBIZ M & S Consulting Services, LLC	DE
CBIZ Medical Management Professionals, Inc.	OH
CBIZ M.T. Donahoe & Associates, LLC	DE
CBIZ Network Solutions, LLC	DE
CBIZ Network Solutions Canada, Inc.	ONTARIO, CAN
CBIZ Operations, Inc.	OH
CBIZ Retirement Consulting, Inc.	OH
CBIZ SK&B, LLC	DE
CBIZ Southern California, LLC	DE
CBIZ Special Risk Insurance Services, Inc.	OH
CBIZ Tax & Advisory of Nebraska, Inc.	OH
CBIZ Technologies, LLC	DE

Company Name	State of Formation
CBIZ Unclaimed Property Services, LLC	DE
CBIZ Valuation Group, LLC	DE
CBIZ Vine Street Holding Corp.	OH
CBIZ West, Inc.	OH
CBIZ Western Kansas, Inc.	OH
G & C Business Services, Inc.	OH
Gallery Advisors, LLC	DE
Geb Corp.	GA
Government Employee Benefits Corporation of Georgia	GA
Hawthorn Financial Corporation	MO
Healthcare Benefits Resources, Inc.	NC
Medical Management Systems, Inc.	MI
MHM Retirement Plan Solutions, LLC	DE
OneCBIZ, Inc.	OH
Specialty Services Group, Inc.	PA
TriMed Indiana, LLC	IN